Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Aerie Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(3)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	Other	2,700,000(2)	$7.95(3)	$21,465,000.00	$0.0000927	$1,989.81

Total Offering Amounts					$21,465,000.00		$1,989.81

Total Fee Offsets							$0

Net Fee Due							$1,989.81

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Aerie Pharmaceuticals, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents 2,700,000 shares of the Registrant’s Common Stock authorized for issuance under the Aerie Pharmaceuticals, Inc. Second Amended and Restated Inducement Award Plan.

(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $7.95 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on The Nasdaq Global Market on March 8, 2022.

[Inducement Plan]

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources